UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2026

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

707 W. 700 South, Suite 105

Woods Cross, UT 84087

(Address of principal executive office) (Zip Code)

(424) 394-1090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2026, Sky Quarry, Inc. (the "Company") entered into a Settlement Agreement and Stipulation (the "Settlement Agreement") with LendSpark Corporation, an Indiana corporation ("LendSpark"). The Settlement Agreement replaces, in its entirety, a settlement agreement and stipulation that the Company and LendSpark entered into on September 25, 2026, which is of no further force or effect. Under the Settlement Agreement, the Company and LendSpark agreed to settle bona fide outstanding liabilities of the Company owed to LendSpark in the aggregate principal amount of $638,998.00 (the "Claim Amount"). These liabilities are past due or in default. Under its terms, the Settlement Agreement became binding on the parties only upon entry of a court order approving it. On October 2, 2026, after a hearing on the fairness of the terms and conditions of the Settlement Agreement, the Circuit Court of the Twelfth Judicial Circuit in and for DeSoto County, Florida (the "Court") entered an order in LendSpark Corporation v. Sky Quarry, Inc., Case No. 2026 CA 529 (the "Order"). The Order approved the Settlement Agreement as fair to LendSpark, the only party to whom shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act").

Under the Settlement Agreement and the Order, the Company will issue shares of its common stock, par value $0.0001 per share (the "Common Stock"), to LendSpark in an amount sufficient to satisfy the Claim Amount (the "Settlement Shares"). The Settlement Shares will be issued in up to two tranches. The number of Settlement Shares will be determined based on the Claim Amount and a conversion price equal to the lower of: (a) the closing price of the Common Stock on the trading day before the initial conversion; or (b) the average closing price of the Common Stock for the five trading days before the initial conversion.

The Company will also issue LendSpark 6,000 shares of Common Stock as a settlement fee to offset attorneys' fees (the "Settlement Fee Shares"). The Settlement Shares and the Settlement Fee Shares will be adjusted proportionally if the Company effects a reverse stock split. The Settlement Shares and the Settlement Fee Shares will be issued as freely tradable shares without restrictive legends.

The Settlement Agreement limits the issuance and resale of the Settlement Shares and the Settlement Fee Shares as follows:

•The Company may not issue Settlement Shares or Settlement Fee Shares to the extent that LendSpark would beneficially own more than 4.99% of the outstanding Common Stock at any time.

•LendSpark has agreed to limit its daily resales of the Settlement Shares and the Settlement Fee Shares on the Company's principal trading market to 20% of the daily trading volume of the Common Stock, unless the parties agree otherwise in writing.

The Company has agreed to reserve from its authorized capital stock a number of shares of Common Stock equal to at least two times the number of shares issuable under the Order, including an initial reserve of at least 500,000 shares with its transfer agent. The Company has also agreed to certain covenants, including restrictions on specified corporate actions while LendSpark holds shares of Common Stock. The Company has also agreed to indemnify LendSpark and its affiliates and representatives. If the Company fails to deliver the Settlement Shares or the Settlement Fee Shares as required, or if certain other events occur, LendSpark may declare a default. On a default, LendSpark may void its remaining obligations and seek repayment of the unpaid portion of the Claim Amount, less any amounts it has recovered from sales of Settlement Shares, in which case LendSpark would return any remaining Settlement Shares it then holds to the Company for cancellation.

Once all of the Settlement Shares and Settlement Fee Shares have been delivered, the parties will release each other from claims relating to the settled liabilities. The settlement will also fully satisfy a pending action based on the same claims in a California court. A stipulation of dismissal of the action before the Court will be held in escrow and filed after the Company delivers the Settlement Shares and the Settlement Fee Shares. The Court has retained jurisdiction to enforce the Settlement Agreement.

The foregoing description of the Settlement Agreement and the Order does not purport to be complete. It is qualified in its entirety by reference to the full text of the Settlement Agreement and the Order, which are filed as Exhibits 10.1 and 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Settlement Shares and the Settlement Fee Shares will be issued in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act. That exemption is based on the Court's approval, after a fairness hearing, of the fairness of the terms and conditions of the issuance. As of September 15, 2026, there were approximately 8,770,000 shares of Common Stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Settlement Agreement and Stipulation, dated October 1, 2026, by and between Sky Quarry, Inc. and LendSpark Corporation
99.1	Order Granting Approval of Settlement Agreement and Stipulation, entered October 2, 2026, by the Circuit Court of the Twelfth Judicial Circuit in and for DeSoto County, Florida
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Quarry Inc.

Dated: October 8, 2026	By:	/s/ Marcus Laun
	Name:	Marcus Laun
	Title:	Interim Chief Executive Officer and President